Surgalign Holdings, Inc. Announces Fourth Quarter and Full Year 2022 Results

Deerfield, Ill., March 30, 2023 – Surgalign Holdings, Inc., (NASDAQ: SRGA) a global medical technology company focused on elevating the standard of care by driving the evolution of digital surgery, today reported operating results for its fourth quarter and full year 2022 ending December 31, 2022.

2022 Fourth Quarter and Subsequent 2023 Corporate Highlights:
•Expansion of HOLO Portal™ into Virginia and Texas; over 30 cases performed since commercial launch
•Launched HOLO™ AI Insights, part of the HOLO AI portfolio, to provide powerful population analytics of spine MRI images
•HOLO Portal receives 2022 Best New Technology Award from Orthopedics This Week
•100th case completed utilizing the Cortera™ Spinal Fixation System
•Closed $12.0 million Registered Direct Offering in Q4 providing net cash of $10.8 million to balance sheet
•Sold its Coflex® and CoFix™ product line to Xtant Medical Holdings, Inc. on February 28, 2023 for $17.0 million, adding net cash of $14.8 million to balance sheet
•Company continues to execute its corporate restructuring program; on track to realize targeted cash savings of $30 to $35 million in 2023 (compared to 2022)

"I'm very proud of the team as we continue to transform our business and realign both products and resources, working productively with our customers throughout," stated Terry Rich, President and Chief Executive Officer. “We are focused on becoming a leader in Digital Health, through both commercialization of new products and ongoing technology innovation. During the first quarter, we enhanced our HOLO Portal surgical guidance system and launched HOLO AI Insights, broadening our future offering and market potential. We believe our AI platform is leading the market and has the potential to drive better patient outcomes."

Financial Update

Total revenue for the three months ended December 31, 2022, was $20.6 million as compared to $21.8 million in the comparable year-ago period. The decrease in revenue was primarily related to market and economic conditions in the U.S. and abroad. On a sequential basis when compared to the 2022 third quarter ended September 30, 2022, total revenue increased $0.4 million.

A large write-down of inventory related to product rationalization undertaken by the Company as part of its corporate restructuring, which began in the fourth quarter of 2022, led to GAAP gross margin of -13.6% for the three months ended December 31, 2022, as compared to GAAP gross margin of 56.5% in the comparable year-ago period.

On a non-GAAP basis, the Company reported adjusted gross margin of 71.9% for the three months ended December 31, 2022, as compared to adjusted gross margin of 72.5% in the comparable year-ago period. This compares to non-GAAP gross margin of 74.9% reported in the 2022 third quarter, with the change primarily due to product mix shift.

Total GAAP operating expenses for the three months ended December 31, 2022 were $45.3 million as compared to GAAP operating expenses of $105.0 million in the comparable year-ago period. The primary drivers for the year-over-year improvement were $72.1 million of lower expenses incurred for the INN acquisition, and a $3.0 million decrease in general and administrative expenses as a result of cost-efficiency programs the Company continues to execute. Additionally, asset impairment and abandonment expenses were lower by $1.3 million and this related to the impairment of the Company's ERP system in 2021 and a reduction in capital expenditures during 2022. This was partially offset by a $16.9 million increase in transaction and financing expenses, which were predominantly non-cash accounting charges related to the difference between the fair value of warrants and the amount raised in the Company's November 2022 offering.

On a non-GAAP basis, total adjusted operating expenses for the three months ended December 31, 2022 were $24.6 million, as compared to $29.3 million for the three months ended December 31, 2021. Excluded from non-GAAP operating expenses for the 2022 fourth quarter was a gain of $0.7 million due to a fair value adjustment related to the Holo Surgical Inc. milestones, $1.1 million in asset impairment charges, $1.2 million in severance and restructuring costs, $1.1 million of non-cash stock-based compensation, and $18.0 million in transaction and financing expenses, of which $17.0 million were non-cash and related to executing the November 2022 warrants. On a sequential basis when compared to the 2022 third quarter, total adjusted operating expenses declined by $1.9 million.

The Company reported an operating loss of $48.2 million for the three months ended December 31, 2022, as compared to an operating loss of $92.6 million in the comparable year-ago period. Net loss from continuing operations for the three months ended December 31, 2022 was $39.1 million, as compared to a net loss from continuing operations of $88.8 million in the comparable year-ago period.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) for the three months ended December 31, 2022 was a loss of $9.1 million as compared to an Adjusted EBITDA loss of $12.9 million in the comparable year-ago period. On a sequential basis when compared to the 2022 third quarter, Adjusted EBITDA improved by $2.1 million.

As of December 31, 2022, cash and cash equivalents were approximately $16.3 million, as compared to $51.3 million reported as of December 31, 2021.

The Company continues to implement a corporate-wide review of its organizational structure, processes and costs, along with continued product rationalization initiatives. As announced on

March 6, 2023, the Company remains on track to achieve its target cash savings of $30.0 - $35.0 million in 2023 compared to 2022. Coupled with the cash received from the sale of its Coflex family of products to Xtant Medical Holdings in the 2023 first quarter, the Company believes it has cash on hand to fund the Company into the 2023 fourth quarter. Surgalign continues to evaluate all options to further improve its liquidity position.

Conference Call

Surgalign will host a conference call and audio webcast at 4:30 p.m. ET today. The conference call can be accessed by dialing (866) 604-1616 (U.S.) or (201) 689-8043 (International). The webcast can be accessed through the investor section of Surgalign’s website at surgalign.com/investors/. A replay of the conference call will be available on Surgalign’s website for one month following the call.

About Surgalign Holdings, Inc.

Surgalign Holdings, Inc. is a global medical technology company committed to the promise of digital health to drive transformation across the surgical landscape. Uniquely aligned and resourced to advance the standard of care, the company is building technologies physicians and other health providers will look to for what is truly possible for their patients. Surgalign is focused on developing solutions that predictably deliver superior clinical and economic outcomes. Surgalign markets products throughout the United States and in approximately 40 countries worldwide through its network of top independent distributors. Surgalign is headquartered in Deerfield, IL, with commercial, innovation and design centers in San Diego, CA, Warsaw and Poznan, Poland, and Wurmlingen, Germany. Learn more at www.surgalign.com and connect on LinkedIn and Twitter.

Forward Looking Statements

This press release contains forward-looking statements based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management, and such forward-looking statements include (among others) statements regarding anticipated future financial and operating performance (including forecasted full-year revenue and number of HOLO sites secured), product rationalization and expense reduction initiatives and the results thereof, potential third party financing and anticipated cash needs. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements are not guarantees of future performance and are based on certain assumptions including general economic conditions, as well as those within the Company’s industry, and numerous other factors and risks identified in the Company’s most recent Form 10-K, 10-Q and other filings with the SEC. Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Important factors that could cause actual results to differ materially from the anticipated results reflected in these forward-looking statements include risks and uncertainties relating to the following: (i) the Company’s access to adequate operating cash flow, trade credit, borrowed funds and equity capital to fund its operations and pay its obligations as they become due, and the terms on which external financing may be available, including the impact of adverse trends or disruption in the global credit and equity markets; (ii) risks relating to existing or potential litigation or regulatory actions; (iii) the identification of control deficiencies, including material weaknesses in internal control over financial reporting; (iv) general worldwide economic conditions and related uncertainties; (v) the continued impact of the COVID-19 and the Company’s attempts at mitigation, particularly in international markets served by the Company; (vi) the failure by the Company to identify, develop and successfully implement its strategic initiatives, particularly with respect to its digital surgery strategy ; (vii) the reliability of our supply chain; (viii) our ability to meet obligations, including purchase minimums, under our vendor and other agreements; (ix) whether or when the demand for procedures involving our products will increase; (x) our financial position and results, total revenue, product revenue, gross margin, and operations; (xi) failure to realize, or unexpected costs in seeking to realize, the expected benefits of the Holo Surgical Inc. (“Holo Surgical”) and Inteneural Networks Inc. (“INN”) acquisitions, including the failure of Holo Surgical’s and INN’s products and services to be satisfactorily developed or achieve applicable regulatory approvals or as a result of the failure to commercialize and distribute its products; (xii) the failure to effectively integrate Holo Surgical’s and INN’s operations with those of the Company, including: retention of key personnel; the effect on relationships with customers, suppliers, and other third parties; and the diversion of management time and attention to the integration; (xiii) the number of shares and amount of cash that will be required in connection with any post-closing milestone payments, including as a result of changes in the trading price of the Company’s common stock and their effect on the amount of cash needed by the Company to fund any post-closing milestone payments in connection with the acquisitions; (xiv) the continuation of recent quality issues with respect to our global supply chain (xv) the effect and timing of changes in laws or in governmental regulations; and (xvi) other risks described in our public filings with the SEC. These factors should be considered carefully, and undue reliance should not be placed on the forward-looking statements. Each forward-looking statement in this communication speaks only as of the date of the particular statement. Copies of the Company's SEC filings may be obtained by contacting the Company or the SEC or by visiting Surgalign's website at http://www.surgalign.com/ or the SEC’s website at http://www.sec.gov/. We undertake no obligation to update these forward-looking statements except as may be required by law.

Investor and Media Relations Contact:
Glenn Wiener
GW Communications
T: +1 (917) 887 8434
E: gwiener@gwcco.com

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share data)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenues	$20,573	$21,830	$81,979	$90,500
Costs of goods sold	23,381	9,497	41,691	29,775
Gross profit	(2,808)	12,333	40,288	60,725

Operating Expenses:
General and administrative	22,427	25,414	95,888	104,460
Severance and restructuring costs	1,148	(10)	1,148	208
Research and development	3,334	4,928	15,736	13,888
Gain on acquisition contingency	(683)	(1,034)	(17,867)	(4,587)
Asset acquisition expenses	—	72,087	—	72,087
Asset impairment and abandonments	1,082	2,401	5,352	12,195
Transaction and financing expenses	18,039	1,179	19,391	3,689
Total operating expenses	45,347	104,965	119,648	201,940
Other operating income, net	—	—	(898)	(3,932)
Operating loss	(48,155)	(92,632)	(78,462)	(137,283)

Other expense (income) - net
Other expense (income) - net	(353)	19	26	(202)
Interest expense	253	—	1,009	—
Foreign exchange (gain) loss	(1,699)	526	978	1,447
Change in fair value of warrant liability	(5,910)	(4,474)	(24,827)	(14,736)
Total other income - net	(7,709)	(3,929)	(22,814)	(13,491)
Loss before income tax provision	(40,446)	(88,703)	(55,648)	(123,792)
Income tax (benefit) provision	(1,335)	118	(1,043)	(886)
Net loss from continuing operations	(39,111)	(88,821)	(54,605)	(122,906)
Discontinued operations (Note 5)
Loss from operations of discontinued operations	—	—	—	(6,316)
Income tax benefit	—	(1,562)	—	(2,674)
Net loss from discontinued operations	—	1,562	—	(3,642)
Net loss	(39,111)	(87,259)	(54,605)	(126,548)
Net loss applicable to noncontrolling interests	—	41,897	—	41,897
Net loss applicable to Surgalign Holdings, Inc.	$(39,111)	$(45,362)	$(54,605)	$(84,651)

Net loss from continuing operations per share applicable to Surgalign Holdings, Inc. - basic	$(5.77)	$(19.23)	$(8.33)	$(30.08)
Net loss from continuing operations per share applicable to Surgalign Holdings, Inc. - diluted	$(5.77)	$(19.23)	$(8.33)	$(30.08)
Net gain (loss) from discontinued operations per share applicable to Surgalign Holdings, Inc. - basic	$—	$0.34	$—	$(0.89)
Net gain (loss) from discontinued operations per share applicable to Surgalign Holdings, Inc. - diluted	$—	$0.34	$—	$(0.89)
Net loss per share applicable to Surgalign Holdings, Inc. - basic	$(5.77)	$(9.82)	$(8.33)	$(20.72)
Net loss per share applicable to Surgalign Holdings, Inc. - diluted	$(5.77)	$(9.82)	$(8.33)	$(20.72)
Weighted average shares outstanding - basic	6,780,777	4,617,806	6,555,207	4,086,409
Weighted average shares outstanding - diluted	6,780,777	4,617,806	6,555,207	4,086,409

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	December 31,	December 31,
	2022	2021
Assets
Cash	$16,295	$51,287
Accounts receivable - net	16,057	19,197
Current inventories - net	17,710	26,204
Prepaid and other assets	6,649	9,984
Total current assets	$56,711	$106,672
Non-current inventories - net	5,947	10,212
Property, plant and equipment - net	2,057	945
Other assets - net	5,527	5,970
Total assets	$70,242	$123,799

Liabilities, Mezzanine Equity and Stockholders' Equity
Accounts payable	$7,705	$10,204
Current portion of acquisition contingency - Holo	—	25,585
Accrued expenses and other current liabilities	13,146	17,769
Accrued income taxes	296	484
Total current liabilities	$21,147	$54,042
Notes payable - related party	10,192	9,982
Acquisition contingencies - Holo	24,061	26,343
Warrant liability	22,982	12,013
Other Long-term liabilities	7,583	3,176
Total liabilities	$85,965	$105,556

Mezzanine equity	10,006	10,006

Stockholders' equity:
Common stock and additional paid-in capital	601,329	579,670
Accumulated other comprehensive loss	(2,840)	(1,820)
Accumulated deficit	(624,218)	(569,613)
Total stockholders' equity	$(25,729)	$8,237
Total liabilities and stockholders' equity	$70,242	$123,799

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	For the Twelve Months Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(54,605)	$(126,548)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	2,183	2,479
Provision for bad debts and product returns	1,895	2,064
Change in fair value of warrant liability	(24,827)	(14,736)
Provision for inventory write-downs	19,972	9,096
Investor fee for warrant financing	916	2,119
Financing fee for warrant financing	17,042	—
Deferred income tax provision	(1,251)	(171)
Stock-based compensation	4,634	5,212
Asset impairment and abandonments	5,352	12,195
Asset acquisition expenses	—	72,087
Gain on acquisition contingency	(17,867)	(4,587)
Bargain purchase gain	—	(90)
Loss on sale of OEM business (discontinued operations)	—	6,316
Other	(3)	24
Change in assets and liabilities:
Accounts receivable	1,182	5,701
Inventories	(7,858)	(15,480)
Accounts payable	(2,442)	(3,112)
Accrued expenses and income taxes payable	(20,317)	10,542
Right-of-use asset and lease liability	(174)	(2,542)
Other operating assets and liabilities	24,059	(12,361)
Net cash used in operating activities	$(52,109)	$(51,792)
Cash flows from investing activities:
Payments for OEM working capital adjustment	—	(5,430)
Purchases of property and equipment	(6,781)	(13,423)
Patent and acquired intangible asset costs	(475)	(649)
Acquisition of INN	—	(5,000)
Business acquisitions, net of cash acquired	—	(330)
Net cash used in investing activities	$(7,256)	$(24,832)
Cash flows from financing activities:
Share offering proceeds, net	28,563	82,326
Pre-funded warrant execution	1	—
Proceeds from exercise of common stock options	—	23
Proceeds from Employee Stock Purchase Program (ESPP)	246	407
Repayment of Holo milestones	(4,081)	—
Payments for treasury stock	(71)	(196)
Net cash provided by financing activities	$24,658	$82,560
Effect of exchange rate changes on cash and cash equivalents	(285)	1,389
Net increase (decrease) in cash and cash equivalents	(34,992)	7,325
Cash and cash equivalents, beginning of period	51,287	43,962
Cash and cash equivalents, end of period	$16,295	$51,287

Non-GAAP Financial Measures
To supplement our consolidated financial statements presented on a GAAP basis, we disclose non-GAAP net loss applicable to common shares, non-GAAP net loss per diluted share, non-GAAP operating expenses, and non-GAAP gross profit, in each case adjusted for certain amounts. In addition, we disclose EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The calculation of the tax effect on the adjustments between GAAP net loss applicable to common shares and non-GAAP net loss applicable to common shares is based upon our estimated annual GAAP tax rate, adjusted to account for items excluded from GAAP net loss applicable to common shares in calculating non-GAAP net loss applicable to common shares. Reconciliations of each of these non-GAAP financial measures to the most directly comparable GAAP measures are included in the reconciliations below.
The following are explanations of the adjustments that management excluded as part of the non-GAAP measures for the years ended December 31, 2022 and 2021. Management removes the amount of these costs including the tax effect on the adjustments from our operating results to supplement a comparison to our past operating performance.
2022 and 2021 Non-cash stock-based compensation – These costs relate to expense amortization for all stock-based awards made to employees and directors, including restricted stock awards, restricted stock units, stock options and the employee stock purchase plan purchase rights.

2022 and 2021 Foreign exchange loss – These costs relate to the process of remeasuring international activity into the Company's functional currency.

2022 and 2021 Change in fair value of warrant liability – Other income related to the revaluation of our warrant liability.

2022 and 2021 Gain on acquisition contingency – The gain on acquisition contingency relates to an adjustment to our estimate of obligation for future milestone payments on the Holo Surgical acquisition.

2022 and 2021 Asset impairment and abandonments – These costs relate to asset impairment and abandonments of certain long-term assets within the asset group.

2022 and 2021 Inventory purchase price adjustment – These costs relate to the purchase price effects of acquired Paradigm inventory that was sold during the years ended December 31, 2022 and 2021.

2022 and 2021 Transaction and financing expenses – These costs relate to professional fees associated with financings and issuance costs for the registered direct offering and professional fees associated with the acquisition of INN, Holo Surgical, and Prompt Prototypes, LLC.

2022 and 2021 Tax effect on other adjustments – These adjustments represent the tax effects of the non-GAAP measures for the respective years.

2022 and 2021 Severance and restructuring costs – 2022 costs relate to employee related severance costs as a result of the Company’s organization restructuring plan. 2021 costs relate to the reduction of our organizational structure, primarily driven by simplification of our Marquette, MI location.

2022 and 2021 Other operating income, net – Gain relates to the Company’s inventory settlement with OEM.

2022 Inventory write-off – These costs relate to inventory write-offs associated with reduced sales forecasts applied for the Company’s continuing inventory product portfolio.

2022 Product rationalization – These costs relate to inventory write downs associated with the Company’s product portfolio rationalization initiative and wind down of the international business.

2021 Bargain purchase gain – Gain related to our acquisition of Prompt Prototypes, LLC.

2021 Supplier prepayment write-off – Cost related to the write-off of prepaid royalty payments that the Company assessed would not be met in future years.

2021 Asset acquisition expenses – The asset acquisition expenses related to the INN acquisition in 2021.

Material Limitations Associated with the Use of Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA and Adjusted Net Income Applicable to Common Shares should not be considered in isolation, or as a replacement for GAAP measures.
Usefulness of Non-GAAP Financial Measures to Investors
The Company believes that presenting EBITDA, Adjusted EBITDA and Adjusted Net Income Applicable to Common Shares in addition to the related GAAP measures provide investors greater transparency to the information used by management in its financial decision-making.

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Revenues to Adjusted Gross Profit
(Unaudited, in thousands)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenues	$20,573	$21,830	$81,979	$90,500
Costs of processing and distribution	23,381	9,497	41,691	29,775
Gross profit, as reported	(2,808)	12,333	40,288	60,725
Inventory write-off	3,174	—	3,709	—
Product rationalization	13,822	—	13,822	—
Supplier prepayment write-off	180	3,000	180	3,000
Inventory purchase price adjustment	423	497	1,678	2,036
Non-GAAP gross profit, adjusted	$14,791	$15,830	$59,677	$65,761
Non-GAAP gross profit percentage, adjusted	71.9%	72.5%	72.8%	72.7%

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Non-GAAP Operating Expenses, Adjusted
(Unaudited, in thousands)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2022	2021	2022	2021
Operating Expenses	$45,347	$104,965	$119,648	$201,940
Non-cash stock-based compensation	1,122	994	4,634	5,212
Gain on acquisition contingency	(683)	(1,034)	(17,867)	(4,587)
Asset acquisition expenses	—	72,087	—	72,087
Bargain purchase gain	—	—	—	(90)
Asset impairment and abandonments	1,082	2,401	5,352	12,195
Transaction and financing expenses	18,039	1,179	19,391	3,689
Severance and restructuring costs	1,148	(10)	1,148	208
Non-GAAP operating expenses, adjusted*	$24,639	$29,348	$106,990	$113,226
Non-GAAP operating expenses, adjusted, as a percent of revenues	119.8%	134.4%	130.5%	125.1%

*Please note this reconciliation does not include HOLO Portal capitalized costs of $0.4 million and $0.0 million for the three months ended December 31, 2022 and 2021, and $1.2 million and $0.0 million for the years ended December 31, 2022 and 2021.

#See explanations in Non-GAAP Financial Measures above.

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Loss Applicable to Common Shares and Net Loss Income Per Diluted Share to Adjusted Net Loss Applicable to Common Shares and Adjusted Net Loss Per Diluted Share
(Unaudited, in thousands except per share data)

	For the Three Months Ended
	December 31, 2022		December 31, 2021
	Net (Loss) Income Applicable to Common Shares	Amount Per Diluted Share	Net (Loss) Income Applicable to Common Shares	Amount Per Diluted Share
Net loss from continuing operations, as reported	$(39,111)	$(5.77)	$(88,821)	$(19.23)
Change in fair value of warrant liability	(5,910)	(0.87)	(4,474)	(0.97)
Gain on acquisition contingency	(683)	(0.10)	(1,034)	(0.22)
Non-cash stock-based compensation	1,122	0.17	994	0.22
Foreign exchange (gain) loss	(1,699)	(0.25)	526	0.11
Supplier prepayment write-off	180	0.03	3,000	0.65
Asset acquisition expenses	—	0.00	72,087	15.61
Asset impairment and abandonments	1,082	0.16	2,401	0.52
Transaction and financing expenses	18,039	2.66	1,179	0.26
Inventory purchase price adjustment	423	0.06	497	0.11
Inventory write-off	3,174	0.47	—	0.00
Product rationalization	13,822	2.04	—	0.00
Severance and restructuring costs	1,148	0.17	(10)	0.00
Tax effect on other adjustments	33	0.00	—	0.00
Non-GAAP net loss applicable to common shares, adjusted*	$(8,380)	$(1.22)	$(13,655)	$(2.94)

*Please note this reconciliation does not include HOLO Portal capitalized costs of $0.4 million and $0.0 million for the three months ended December 31, 2022 and 2021.
#See explanations in Non-GAAP Financial Measures above.

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Loss Applicable to Common Shares and Net Loss Income Per Diluted Share to Adjusted Net Loss Applicable to Common Shares and Adjusted Net Loss Per Diluted Share
(Unaudited, in thousands except per share data)

	For the Twelve Months Ended
	December 31, 2022		December 31, 2021
	Net (Loss) Income Applicable to Common Shares	Amount Per Diluted Share	Net (Loss) Income Applicable to Common Shares	Amount Per Diluted Share
Net loss from continuing operations, as reported	$(54,605)	$(8.33)	$(122,906)	$(30.08)
Change in fair value of warrant liability	(24,827)	(3.79)	(14,736)	(3.61)
Gain on acquisition contingency	(17,867)	(2.73)	(4,587)	(1.12)
Non-cash stock-based compensation	4,634	0.71	5,212	1.28
Foreign exchange loss	978	0.15	1,447	0.35
Supplier prepayment write-off	180	0.03	3,000	0.73
Asset acquisition expenses	—	0.00	72,087	17.64
Bargain purchase gain	—	0.00	(90)	(0.02)
Other operating income	(898)	(0.14)	(3,932)	(0.96)
Asset impairment and abandonments	5,352	0.82	12,195	2.98
Transaction and financing expenses	19,391	2.96	3,689	0.90
Inventory purchase price adjustment	1,678	0.26	2,036	0.50
Inventory write-off	3,709	0.57	—	0.00
Product rationalization	13,822	2.11	—	0.00
Severance and restructuring costs	1,148	0.18	208	0.05
Tax effect on other adjustments	33	0.01	(28)	(0.01)
Non-GAAP net loss applicable to common shares, adjusted*	$(47,272)	$(7.19)	$(46,405)	$(11.37)

*Please note this reconciliation does not include HOLO Portal capitalized costs of $1.2 million and $0.0 million for the years ended December 31, 2022 and 2021.
#See explanations in Non-GAAP Financial Measures above.

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Loss Applicable to Commons Shares to Adjusted EBITDA
(Unaudited, in thousands)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2022	2021	2022	2021
Net loss income for continuing operations	$(39,111)	$(88,821)	$(54,605)	$(122,906)
Interest expense, net	253	—	1,009	—
(Benefit) provision for income taxes	(1,335)	118	(1,043)	(886)
Depreciation	398	602	1,973	2,457
EBITDA	(39,795)	(88,101)	(52,666)	(121,335)
Reconciling items impacting EBITDA
Non-cash stock based compensation	1,122	994	4,634	5,212
Foreign exchange (gain) loss	(1,699)	526	978	1,447
Other reconciling items *
Inventory write-off	3,174	—	3,709	—
Supplier prepayment write-off	180	3,000	180	3,000
Product rationalization	13,822	—	13,822	—
Other operating income	—	—	(898)	(3,932)
Inventory purchase price adjustment	423	497	1,678	2,036
Asset acquisition expenses	—	72,087	—	72,087
Change in fair value of warrant liability	(5,910)	(4,474)	(24,827)	(14,736)
Gain on acquisition contingency	(683)	(1,034)	(17,867)	(4,587)
Bargain purchase gain	—	—	—	(90)
Asset impairment and abandonments	1,082	2,401	5,352	12,195
Transaction and financing expenses	18,039	1,179	19,391	3,689
Severance and restructuring costs	1,148	(10)	1,148	208
Adjusted EBITDA*	$(9,097)	$(12,935)	$(45,366)	$(44,806)
Adjusted EBITDA as a percent of revenues	(44.2)%	(59.3)%	(55.3)%	(49.5)%

*Please note this reconciliation does not include HOLO Portal capitalized costs of $0.4 million and $0.0 million for the three months ended December 31, 2022 and 2021, and $1.2 million and $0.0 million for the years ended December 31, 2022 and 2021.

#See explanations in Non-GAAP Financial Measures above.